Exhibit 21.1
SUBSIDIARIES OF CHEVRONTEXACO CORPORATION*
At December 31, 2004

State or Country
Name of Subsidiary	in Which Organized

Bermaco Insurance Company Limited	Bermuda
Cabinda Gulf Oil Company Limited	Bermuda
Caltex (Asia) Limited	Delaware
Caltex New Zealand Limited	New Zealand
Caltex Oil Corporation	Delaware
Caltex Oil Hong Kong Limited	Hong Kong
Caltex Oil (Kenya) Limited	Kenya
Caltex Oil (Pakistan) Limited	Bahamas
Caltex Oil (S.A.)(Proprietary) Limited	South Africa
Caltex Oil (Thailand) Limited	Bahamas
Caltex (Philippines) Inc.	Philippines
Chevron Asiatic Limited	Delaware
Chevron Australia Transport Pty., Ltd.	Australia
Chevron Canada Capital Company	Nova Scotia
Chevron Canada Finance Limited	Canada
Chevron Canada Limited	Canada
Chevron Capital Corporation	Delaware
Chevron Capital U.S.A. Inc.	Delaware
Chevron Caspian Pipeline Consortium Company	Delaware
Chevron Credit Bank, N.A.	Utah
Chevron Environmental Management Company	California
Chevron Environmental Services Company	Delaware
Chevron Equatorial Guinea Ltd.	Bermuda
Chevron Finance Company	Delaware
Chevron International (Congo) Limited	Bermuda
Chevron LNG Shipping Company Limited	Bermuda
Chevron Nigeria Deepwater A Limited	Nigeria
Chevron Nigeria Deepwater B Limited	Nigeria
Chevron Nigeria Deepwater C Limited	Nigeria
Chevron Nigeria Deepwater D Limited	Nigeria
Chevron Nigeria Limited	Nigeria
Chevron Niugini Limited	Papua New Guinea
Chevron Oil Congo (D.R.C.) Limited	Bermuda
Chevron Oronite Company LLC	Delaware
Chevron Oronite Pte. Ltd.	Singapore
Chevron Oronite S.A.	France
Chevron Overseas (Congo) Limited	Bermuda
Chevron Overseas Company	Delaware
Chevron Overseas Petroleum Brasil Limitada	Brazil
Chevron Overseas Petroleum Limited	Bahamas
Chevron Overseas Pipeline (Cameroon) Limited	Bahamas
Chevron Overseas Pipeline (Chad) Limited	Bahamas
Chevron Petroleum Chad Company Limited	Bermuda
Chevron Petroleum Limited	Bermuda
Chevron Pipe Line Company	Delaware
Chevron San Jorge S.R.L.	Argentina
Chevron Synfuels Limited	Bermuda
Chevron Thailand Inc.	Delaware

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State or Country
Name of Subsidiary	in Which Organized

Chevron Transport Corporation Ltd.	Bermuda
Chevron U.K. Limited	England
Chevron U.S.A. Inc.	Pennsylvania
ChevronTexaco Australia Pty Ltd.	Australia
ChevronTexaco Capital Company	Nova Scotia
ChevronTexaco Energy Indonesia Ltd.	Bermuda
ChevronTexaco Global Energy Inc.	Delaware
ChevronTexaco Global Technology Services Company	Delaware
ChevronTexaco International Limited	Liberia
ChevronTexaco International Petroleum Company	Delaware
ChevronTexaco Malampaya LLC	Delaware
ChevronTexaco Overseas Petroleum Inc.	Delaware
ChevronTexaco Petroleum Company	New Jersey
ChevronTexaco Philippines Ltd.	Bermuda
ChevronTexaco UK Limited	England
ChevronTexaco Worldwide Gasification Technology Inc.	Delaware
Four Star Oil & Gas Company	Delaware
Fuel and Marine Marketing LLC	Delaware
Getty Mining Company	Delaware
Heddington Insurance Limited	Bermuda
Insco Limited	Bermuda
P. T. Caltex Pacific Indonesia	Indonesia
Saudi Arabian Texaco Inc.	Delaware
TEPI Holdings Inc.	Delaware
Texaco Australia Pty. Ltd.	Delaware
Texaco Block B South Natuna Sea Inc.	Liberia
Texaco Brasil Ltda.	Brazil
Texaco Britain Limited	England
Texaco Capital Inc.	Delaware
Texaco Capital LLC	Turks and Caicos
Texaco Captain Inc.	Delaware
Texaco Exploration and Production Inc.	Delaware
Texaco Inc.	Delaware
Texaco Investments (Netherlands) Inc.	Delaware
Texaco Limited	England
Texaco Natural Gas Inc.	Delaware
Texaco Nederland B.V.	Netherlands
Texaco North Sea U.K. Company	Delaware
Texaco Overseas Holdings Inc.	Delaware
Texaco Power and Gasification Holdings Inc.	Delaware
Texaco Raffinaderij Pernis B.V.	Netherlands
Texaco Venezuela Holdings (I) Company	Delaware
The Pittsburg & Midway Coal Mining Co.	Missouri
Traders Insurance Limited	Bermuda
TRMI Holdings Inc.	Delaware
West Australian Petroleum Pty. Limited	Western Australia

*	All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by ChevronTexaco Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2004.

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